FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement to that certain First Amended and Restated Loan Agreement dated June 26, 2014, is made and entered into this 13th day of March, 2015, to be effective as of the 13th day of March, 2015, by and between ERICK FLOWBACK SERVICES, LLC, an Oklahoma limited liability company (“EFS”), and ROD’S PRODUCTION SERVICES, L.L.C. a Delaware limited liability company (“RPS”) (collectively EFS and RPS are referred to as the “Borrowers”), MARK SNODGRASS, an individual, and BRIAN AUSTIN, an individual, and MCE, LP, a Delaware limited partnership (“MCE”) (herein collectively “Guarantors”) and BANK 7, 1039 NW 63rd St., Oklahoma City, OK 73116 (“Bank 7” or “Lender”).

WITNESSETH:

WHEREAS, on June 26, 2014, Borrowers executed and delivered to Lender that certain First Amended and Restated Promissory Note in the face amount of $12,800,000.00 (“Note 1”), and that certain Promissory Note in the amount of $4,000,000.00 (“Note 2”), and

WHEREAS, on June 26, 2014, Guarantors executed and delivered to Lender their respective Guaranty Agreements; and

WHEREAS, Borrowers and Guarantors have requested that certain of the terms and provisions of the First Amended and Restated Loan Agreement dated June 26, 2014 (“Loan Agreement”) and the Loan Documents identified therein be modified, and

WHEREAS, pursuant to said request Lender has agreed to modify certain terms and provisions of the Loan Agreement, all as more particularly set forth hereinafter.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender, Borrowers and Guarantors hereby covenant and agree as follows:

1.    Amendment To Paragraph 2.1 of Loan Agreement. Paragraph 2.1 of the Loan Agreement is hereby deleted, and the following is substituted therefore.

2.1.    Loan Amount. Subject to the terms and conditions hereinafter set forth, Lender agrees to lend to Borrowers and Borrowers agree to borrow from Lender the total sum of not to exceed ELEVEN MILLION SIX HUNDRED SEVENTY ONE THOUSAND NINETEEN AND 28/100 DOLLARS ($11,671,019.28) referred to herein as the “Loan”.

2.    Amendment to Paragraph 3.5 of Loan Agreement. Paragraph 3.5 of the Loan Agreement is hereby deleted, and the following is substituted therefore:

3.5.
Reserve Account. Borrowers will continue maintaining a Reserve Account with Lender into which Borrowers will make a quarterly (September 30, December 31, March 31, and June 30 of each year) deposit equal to $250,000.00. The first deposit for calendar year 2015 shall be in the amount of $500,000.00 and shall be made on September 30, 2015. The funds deposited in the Reserve Account shall be utilized to make the Additional Annual Principal Payment as set forth in the Note, each September 30th. Lender is hereby granted a security interest in the Reserve Account to secure the obligations.

3.    Deletion of Paragraph 2.5 of Loan Agreement. Paragraph 2.5 of the Loan Agreement is hereby deleted.

4.    Release of Individual Guarantors and Release of Security Interest in two (2) Certificates of Deposit. The Guarantors, Mark Snodgrass and Brian Austin, are hereby released from further liability under their respective Guaranties pursuant to Paragraph 2.5 of the Loan Agreement. Lender hereby releases its security interest in the two (2) Certificates of Deposit in the amount of $2,000,000.00 each.

5.    MCE, LP Affirmation of Guaranty and Consent. MCE, LP affirms the terms and provisions of its Guaranty Agreement dated June 26, 2014. MCE, LP consents to the terms and conditions of this Agreement.

6.    Amendment to Paragraph 6.1(d) of Loan Agreement. Paragraph 6.1(d) of the Loan Agreement is hereby deleted, and the following is substituted therefore:

(d)    Quarterly Compliance Certificate. As soon as available, and in any event within thirty (30) days after the end of each calendar quarter, Borrowers shall provide Lender with a Compliance Certificate in form and substance acceptable to Lender.

7.    Amendment to Paragraph 6.22 of Loan Agreement. Paragraph 6.22 of the Loan Agreement is hereby deleted, and the following is substituted therefore:

6.22.    Working Capital. As of June 30, 2015, Borrowers shall have (combined) a minimum of $1,000,000.00 in Working Capital. Beginning October 1, 2015, Borrowers shall have (combined) a minimum $3,500,000.00 in Working Capital as of each calendar quarter end.

8.    Amendment to Paragraph 6.23 of Loan Agreement. Paragraph 6.23 of the Loan Agreement is hereby deleted, and the following is substituted therefore:

6.23    Cash or Cash Equivalent. As of June 30, 2015, Borrowers shall have (combined) a minimum of $1,000,000.00 in cash or cash equivalents. Beginning October 1, 2015, Borrowers shall have (combined) a minimum of $3,500,000.00 in cash or cash equivalents as of each calendar quarter end. Cash equivalents shall be acceptable to Lender.

9.    Loan Fee. Borrowers shall pay to Lender, at Closing, a fee of $150,000.00, plus attorney’s fees of not to exceed $2,500.00.

10.    Amendment to Paragraph 1.17. Paragraph 1.17 of the Loan Agreement is hereby deleted, and the following is substituted therefore:

“Guarantor” means MCE (provided that, any reference in the Loan Agreement to “Guarantors” shall also mean MCE).

11.    Amendment to Paragraph 6.1(a). Paragraph 6.1(a) of the Loan Agreement is hereby deleted, and the following is substituted therefore:

(a)    Borrowers’ Annual Unaudited Financial Statements. As soon as available, and in any event within ninety (90) days after each calendar year end, Borrowers shall provide to Lender its complete Annual Unaudited Financial Statement consisting of a Balance Sheet, Cash Flow Statement and Income Statement all in form and scope acceptable to Lender. Borrowers Statements shall be provided in a consolidated and consolidating format.

12.    Amendment to Paragraph 6.1(f). Paragraph 6.1(f) of the Loan Agreement is hereby deleted, and the following is substituted therefore:

(f)    Guarantor’s Annual Financial Statements. As soon as available, and in any event within ninety (90) days of each calendar year end, MCE shall provide its complete annual audited financial statements consisting of a balance sheet, cash flow statement and income statement.

13.    Remaining Terms Unaffected. Except as modified and amended hereby, the remaining terms, provisions, covenants, conditions and warranties in the Loan Agreement shall continue in full force and effect.

EXECUTED to be effective as of the day and year first above written.

BORROWER:	ERICK FLOWBACK SERVICES, LLC, an Oklahoma limited liability company

By:	MCE, LP, a Delaware limited partnership, its Sole Member

By:	MCE GP, LLC, a Delaware limited liability company, its General Partner

By:    /s/ Dikran Tourian
DIKRAN TOURIAN, President

ROD’S PRODUCTION SERVICES, L.L.C., a Delaware limited liability company

By:	MCE, LP, a Delaware limited partnership, its Sole Member

By:	MCE GP, LLC, a Delaware limited liability company, its General Partner

By:    /s/ Dikran Tourian
DIKRAN TOURIAN, President

GUARANTOR:            MCE, LP, a Delaware limited partnership

By:	MCE GP, LLC, a Delaware limited liability company, its general partner

By:    /s/ Dikran Tourian
DIKRAN TOURIAN, President

(Former) GUARANTORS

/s/ Mark Snodgrass
MARK SNODGRASS, an individual

/s/ Brian Austin
BRIAN AUSTIN, an individual

LENDER:                 BANK 7

By:    /s/ Thomas L. Travis
THOMAS L. TRAVIS, President and CEO